                                                                    EXHIBIT 11.1


                           NATIONAL ENERGY GROUP, INC.

                        COMPUTATION OF EARNINGS PER SHARE

                      NINE MONTHS ENDED SEPTEMBER 30, 1997


                                                                         BASIC            DILUTED
                                                                      ------------     ------------
Income applicable to common stockholders:
   Net income ....................................................    $  2,128,967     $  2,128,967
   Preferred dividend requirements ...............................        (708,750)            --
                                                                      ------------     ------------
   Income applicable to common stockholders ......................    $  1,420,217     $  2,128,967
                                                                      ============     ============

Common and common equivalent shares:
   Weighted average number of common shares outstanding ..........      36,151,259       36,151,259
   Shares issuable upon exercise of options and warrants .........       4,447,835        4,447,835
   Less shares assumed repurchased ...............................      (3,379,966)      (2,227,349)
                                                                      ------------     ------------

   Shares issuable upon conversion of Convertible Preferred Stock:
      Series B and Series C ......................................            --          5,230,769
      Series D and Series E ......................................       6,666,666        6,666,666
                                                                      ------------     ------------
   Common and common equivalent shares ...........................      43,885,794       50,269,180
                                                                      ============     ============
 Net income per common and common equivalent shares ..............    $       .032     $       .042
                                                                      ============     ============

Note: Diluted net income per common share data is not presented because the effect of assumed conversion of the Convertible Preferred Stock, Series B and C, is antidilutive.

                      THREE MONTHS ENDED SEPTEMBER 30, 1997


                                                                         BASIC           DILUTED
                                                                      ------------     ------------
Income applicable to common stockholders:
   Net income ....................................................    $    271,008     $    271,008
   Preferred dividend requirements ...............................        (236,250)            --
                                                                      ------------     ------------
   Income applicable to common stockholders ......................    $    (34,838)    $    271,008
                                                                      ============     ============

Common and common equivalent shares:
   Weighted average number of common shares outstanding ..........      36,172,159       36,172,159
   Shares issuable upon exercise of options and warrants .........       4,447,835        4,447,835
   Less shares assumed repurchased ...............................      (3,379,966)      (2,227,349)
                                                                      ------------     ------------

   Shares issuable upon conversion of Convertible Preferred Stock:
      Series B and Series C ......................................            --          5,230,769
      Series D and Series E ......................................       6,666,666        6,666,666
                                                                                       ------------
                                                                      ------------     ------------
   Common and common equivalent shares ...........................      43,906,694       50,290,080
                                                                      ============     ============
 Net income per common and common equivalent shares ..............    $       .001     $       .005
                                                                      ============     ============

Note: Diluted net income per common share data is not presented because the effect of assumed conversion of the Convertible Preferred Stock, Series B and C, is antidilutive.